UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Willdan Group, Inc. (the “Company”) announced that Daniel Chow, PE, had joined the Company as President and Chief Executive Officer of Willdan Engineering, a subsidiary of the Company, and as an Executive Officer of the Company.

Mr. Chow, age 58, has been a Vice President at AMEC Earth & Environmental, Inc., an environmental and engineering consulting organization, since April 2004.  Prior to joining AMEC, Mr. Chow held various senior management positions, including Vice President, at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.), a provider of consulting, engineering and technical services, where he worked from 1995 to 2004.  At AMEC and Tetra Tech EM, Mr. Chow was responsible for establishing new offices and implementing specific systems and operations firm wide.

The terms of Mr. Chow’s employment were included in an offer letter (the “Offer Letter”) sent to Mr. Chow on October 29, 2008 and accepted on November 9, 2008.  The Offer Letter provides that Mr. Chow will receive an annual base salary of $205,000, which includes a monthly car allowance of $500.  The Offer Letter has a term of two years following his first date of employment, which was December 15, 2008 (the “Employment Period”).  Following the Employment Period, Mr. Chow’s employment shall continue on an at-will basis, subject to the terms of his initial offer.  If Mr. Chow’s employment is terminated during the Employment Period, without cause, his base salary will continue through the remainder of the Employment Period or for a period of three months, whichever is greater.  If Mr. Chow’s employment is terminated without cause in the last three months of the Employment Period or following the Employment Period, Mr. Chow will be paid a lump sum severance payment of three months of his base salary.

In connection with his hiring, Mr. Chow is entitled to participate in the Company’s 2009 Performance Incentive Plan (the “Performance Incentive Plan”).  Pursuant to the Performance Incentive Plan, on December 15, 2008, the Company granted Mr. Chow an option to purchase 25,000 shares of common stock of the Company at an exercise price per share equal to the closing price of a share of the common stock on the later of Mr. Chow’s start date or approval of the grant by the Company’s Compensation Committee.  The option will vest in substantially equal annual installments over the three-year period following the date of the grant.  The option was granted under the Performance Incentive Plan on terms and conditions substantially similar to those contained in the form of stock option agreement previously filed by the Company with the Securities and Exchange Commission.

Item 7.01.              Regulation FD Disclosure.

Willdan Group, Inc. issued a press release dated December 17, 2008.  The press release announced the hiring of Mr. Chow as President and Chief Executive Officer of Willdan Engineering.  The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.  The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits.

10.1                     Offer Letter dated October 29, 2008

99.1                     Press Release dated December 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: December 17, 2008	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Offer Letter dated October 29, 2008

99.1	Press Release dated December 17, 2008